                                                                    EXHIBIT 11.1


                                                                  Pro Forma Computation of Earnings
                                                                          per Common Share
                                                    -----------------------------------------------------------
                                                              (in thousands, except per share data)

                                                                 Year Ended December 31, 1996
                                                    -----------------------------------------------------------

                                                    Net Loss               Shares              Per Share Amount
                                                    --------               ------              ----------------

BASIC EPS
Pro forma net loss available to
          common shareholders                       $ (417)                    10,555              $  (0.04)

EFFECT OF DILUTIVE SHARES
Stock options                                          -                        -                       -
                                                    ---------               ---------              ---------

DILUTIVE EPS (1)
Pro forma net loss available to
          common shareholders                       $ (417)                    10,555              $  (0.04)
                                                    ---------               ---------              ---------



                                                                 Year Ended December 31, 1997
                                                    -----------------------------------------------------------

                                                    Net Loss               Shares              Per Share Amount
                                                    --------               ------              ----------------
BASIC EPS
Pro forma net loss available to
          common shareholders                       $ (2,747)                  12,656              $  (0.22)

EFFECT OF DILUTIVE SHARES
Stock options                                            -                       -                     -
                                                    ---------               ---------              ---------

DILUTIVE EPS (1)
Pro forma net loss available to
          common shareholders                       $ (2,747)                  12,656              $  (0.22)
                                                    ---------               ---------              ---------



                                                                 Year Ended December 31, 1998
                                                    -----------------------------------------------------------

                                                    Net Loss               Shares              Per Share Amount
                                                    --------               ------              ----------------
BASIC EPS
Pro forma net loss available to
          common shareholders                       $ (4,693)                  15,916              $  (0.29)

EFFECT OF DILUTIVE SHARES
Stock options                                           -                       -                       -
Warrants                                            ---------               ---------              ---------

DILUTIVE EPS (1)(2)
Pro forma net loss available to
          common shareholders                       $ (4,693)                  15,916              $  (0.29)
                                                    ---------               ---------              ---------


                                                                  Pro Forma Computation of Earnings
                                                                          per Common Share
                                                    -----------------------------------------------------------
                                                              (in thousands, except per share data)

                                                                 Six Months Ended June 30, 1998
                                                    -----------------------------------------------------------

                                                    Net Loss               Shares              Per Share Amount
                                                    --------               ------              ----------------

BASIC EPS
Pro Forma Net loss available to
          common shareholders                       $  (2,119)                 14,271               $  (0.15)

EFFECT OF DILUTIVE SHARES
Stock options                                           -                        -                       -
                                                    ---------               ---------               ---------

DILUTIVE EPS (1)
Pro Forma Net loss available to
          common shareholders                       $  (2,119)                 14,271               $  (0.15)
                                                    ---------               ---------               ---------



                                                                 Six Months Ended June 30, 1999
                                                    -----------------------------------------------------------

                                                    Net Loss               Shares              Per Share Amount
                                                    --------               ------              ----------------
BASIC EPS
Pro Forma Net loss available to
          common shareholders                       $ (4,320)                  19,878              $  (0.22)

EFFECT OF DILUTIVE SHARES
Stock options                                            -                       -                     -
                                                    ---------               ---------              ---------

DILUTIVE EPS (1)(2)
Pro Forma Net loss available to
          common shareholders                       $ (4,320)                  19,878              $  (0.22)
                                                    ---------               ---------              ---------


Notes:

          1.        Options to purchase approximately 693,438, 1.000 million,
                    1.545 million and 1.931 million shares of common stock were outstanding during 1996, 1997, 1998 and 1999, respectively, but were not included in the computation of pro forma diluted earnings per share because the effect would have been antidilutive.

          2. Warrants to purchase 14,140 and 157,805 shares of common stock were outstanding during 1998 and 1999, respectively, but were not included in the computation of pro forma diluted earnings per share because the effect would have been antidilutive.